Exhibit 23.01




INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of SCANA Corporation on Form S-8 of our report dated February 10, 2000, appearing in the Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1999.





s/DELOITTE & TOUCHE
DELOITTE & TOUCHE LLP
Columbia, South Carolina
May  19, 2000